Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Nikola Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be paid	Equity	Common Stock, $0.0001 par value per share	457(c) and (f)(1)	23,385,231 (2)	N/A	$126,193,491.20 (3)	0.0000927	$11,698.14

	Equity	Common Stock issuable upon exercise of private placement warrants	457(c) and (f)(1)	376,934 (4)	N/A	$2,034,049.28 (5)	0.0000927	$188.56

	Equity	Common Stock issuable upon exercise of legacy warrants	457(c) and (f)(1)	250,428 (6)	N/A	$1,351,387.52 (7)	0.0000927	$125.27

	Total Offering Amounts					$129,578,928.00		$12,011.97

Fees previously paid	Total Fees Previously Paid							—

	Net Fee Due							$12,011.97

(1)

On July 28, 2022, Nikola Corporation (“Nikola”) entered into an Agreement and Plan of Merger and Reorganization by and among the Registrant, J. Purchaser Corp., a Delaware corporation and wholly owned subsidiary of the Registrant (“Offeror”), and Romeo Power, Inc., a Delaware corporation (“Romeo”) (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Offeror will commence an exchange offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value of $0.0001 per share of Romeo (“Romeo Common Stock”). Promptly following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Offeror will be merged with and into Romeo, with Romeo surviving as a wholly owned subsidiary of Nikola (the “Merger”). At the effective time of the Merger, each then-outstanding share of Romeo Common Stock, other than shares held in treasury, by Nikola, Offeror, Romeo or their respective subsidiaries, will be cancelled and converted into the right to receive a number of shares of Nikola common stock, $0.0001 par value per share (“Nikola Common Stock”), equal to 0.1186 of a share of Romeo Common Stock (the “Exchange Ratio”), rounded down to the nearest whole share of Nikola Common Stock.
(2)

Represents the maximum number of shares of Nikola Common Stock, estimated to be issuable upon consummation of the Offer and the subsequent Merger, calculated as the product of (A) the Exchange Ratio and (B) 197,177,330, which is the sum of (i) 185,908,638 shares of Romeo Common Stock outstanding as of August 1, 2022, (ii) up to 2,942,187 shares of Romeo Common Stock underlying options exercisable prior to the effective time of the Merger, (iii) 4,807,361 shares of Romeo Common Stock underlying outstanding restricted stock units, and (iv) 3,593,073 shares of Romeo Common Stock underlying outstanding performance-related stock units.

(3)

Calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price of the securities being registered was calculated based on the product of (i) $0.64, the average of the high and low sales prices per share of Romeo Common Stock on August 22, 2022, as reported by the New York Stock Exchange, and (ii) 197,177,330.

(4)

Represents shares of Nikola Common Stock underlying private placement warrants to purchase Romeo Common Stock that will be converted into the right to receive warrants to purchase Nikola Common Stock multiplied by the Exchange Ratio, rounded down to the nearest whole share of Nikola Common Stock.

(5)

Calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price of the securities being registered was calculated based on the product of (i) $0.64, the average of the high and low sales prices per share of Romeo Common Stock on August 22, 2022, as reported by the New York Stock Exchange, and (ii) 3,178,202 (which represents the estimated maximum number of shares of Romeo Common Stock underlying Romeo private placement warrants).

(6)

Represents shares of Nikola Common Stock underlying legacy warrants to purchase Romeo Common Stock that will be converted into the right to receive warrants to purchase Nikola Common Stock multiplied by the Exchange Ratio, rounded down to the nearest whole share of Nikola Common Stock.

(7)

Calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price of the securities being registered was calculated based on the product of (i) $0.64, the average of the high and low sales prices per share of Romeo Common Stock on August 22, 2022, as reported by the New York Stock Exchange, and (ii) 2,111,543 (which represents the estimated maximum number of shares of Romeo Common Stock underlying Romeo legacy warrants).